MEDIA RELEASE

Exhibit 99.1

Rocket Lab Signs $23.9M CHIPS Incentives Agreement to Boost Semiconductor Manufacturing

Long Beach, California. November 25, 2024 – Rocket Lab USA, Inc. (Nasdaq: RKLB) (“Rocket Lab” or “the Company”), a global leader in launch services and space systems, has finalized a $23.9 million award from the U.S. Department of Commerce to increase its compound semiconductor manufacturing capability and capacity at the Company’s Albuquerque, New Mexico facility. The semiconductors produced by Rocket Lab are used in space-grade solar cells and other optoelectronic products that are important components for national security and commercial applications.

Earlier this year, the Company announced the signing of a preliminary terms sheet for funding under the CHIPS and Science Act. This award underscores Rocket Lab’s pivotal role in U.S. innovation and the space industry’s supply chain. The funding will enhance manufacturing capabilities at the company’s New Mexico facility, enabling Rocket Lab to scale semiconductor production to meet rapidly growing demand. In particular, the space-grade solar cells produced by Rocket Lab power satellites that require high reliability and optimum performance in extreme environments.

“We’re proud to be a part of this effort to revitalize and grow U.S. domestic semiconductor manufacturing capability. This award will help to ensure U.S. leadership in compound semiconductor manufacturing capability while reinforcing Rocket Lab’s position as a leader in space-grade solar cell production,” said Brad Clevenger, Vice President of Rocket Lab Space Systems. “The investment will enable Rocket Lab to expand production, create highly skilled manufacturing jobs and generate economic and workforce development activity in New Mexico.”

Rocket Lab is one of only two companies in the United States that specialize in the production of highly efficient and radiation hardened space-grade solar cells. Rocket Lab’s solar cell facility has been a technology hub in Albuquerque for the past 25 years, employing more than 370 people that have delivered more than four megawatts of power to over 1,100 satellites in orbit. Rocket Lab’s products enable critical space programs, including early missile warning and interplanetary science missions, the James Webb Space Telescope, NASA’s Artemis lunar explorations, the Ingenuity Mars Helicopter, and the Mars Insight Lander in addition to 100’s of commercial telecommunications satellites.

+ Rocket Lab Media Contact

Lindsay McLaurin

media@rocketlabusa.com

rocketlabusa.com | media@rocketlabusa.com

MEDIA RELEASE

About Rocket Lab

Founded in 2006, Rocket Lab is an end-to-end space company with an established track record of mission success. We deliver reliable launch services, satellite manufacture, spacecraft components, and on-orbit management solutions that make it faster, easier, and more affordable to access space. Headquartered in Long Beach, California, Rocket Lab designs and manufactures the Electron small orbital launch vehicle, a family of spacecraft platforms, and the Company is developing the large Neutron launch vehicle for constellation deployment. Since its first orbital launch in January 2018, Rocket Lab’s Electron launch vehicle has become the second most frequently launched U.S. rocket annually and has delivered 198 satellites to orbit for private and public sector organizations, enabling operations in national security, scientific research, space debris mitigation, Earth observation, climate monitoring, and communications. Rocket Lab’s spacecraft platforms have been selected to support NASA missions to the Moon and Mars, as well as the first private commercial mission to Venus. Rocket Lab has three launch pads at two launch sites, including two launch pads at a private orbital launch site located in New Zealand and a third launch pad in Virginia. To learn more, visit www.rocketlabusa.com.

+ FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements contained in this press release other than statements of historical fact, including, without limitation, statements regarding our launch and space systems operations, launch schedule and window, safe and repeatable access to space, Neutron development, operational expansion and business strategy are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “strategy,” “future,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the factors, risks and uncertainties included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov and the Investor Relations section of our website at www.rocketlabusa.com, which could cause our actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

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